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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2002

Toyota Auto Finance Receivables LLC on Behalf of the
Toyota Auto Receivables 2001-C Owner Trust
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-58164 (Commission File Number)	95-4836519 (IRS Employer Identification No.)

Toyota Auto Finance Receivables LLC 19001 South Western Avenue Torrance, California (Address of principal executive offices)	90509 (Zip Code)

Registrant's telephone number, including area code: (310) 468-7333

Exhibit Index is on Page 2

Item 5. Other Events

        On January 15, 2002, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of August 1, 2001 ("Agreement"), between Toyota Auto Finance Receivables LLC, as "Seller", Toyota Motor Credit Corporation, as "Servicer", and Toyota Auto Receivables 2001-C Owner Trust, as "Issuer", were distributed to the holders of Notes and Certificates issued by Toyota Auto Receivables 2001-C Owner Trust (the "Securityholders"). In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Owner Trustee for the benefit of the Securityholders and was distributed by the Owner Trustee to the Securityholders. A copy of the Servicer's Certificate for the month of December 2001 is filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7(c). Exhibits

Exhibit Number	Description
20	Servicer's Certificate for the month of December 2001

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

TOYOTA AUTO RECEIVABLES 2001-C OWNER TRUST
		BY:	TOYOTA MOTOR CREDIT CORPORATION, AS SERVICER

Date:	January 31, 2002	By:	/s/ George E. Borst George E. Borst President and Chief Executive Officer

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SIGNATURES